CORPORATE PARTICIPANTS
Joseph A. Cutillo
President, Chief Executive Officer & Director, Sterling Construction Co., Inc.
Ronald A. Ballschmiede
Executive Vice President & Chief Financial Officer, Sterling Construction Co., Inc.
...

OTHER PARTICIPANTS
Brent Thielman
Analyst, D. A. Davidson & Co.
Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.
...

MANAGEMENT DISCUSSION SECTION

Operator: Greetings and welcome to Sterling Construction Company's Second Quarter 2019 Earnings Conference Call and Webcast. At this time all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. As a reminder, this conference is being recorded.

Before turning the call over to Joe Cutillo, Sterling Construction's Chief Executive Officer, I will read the Safe Harbor statement. Some of the discussions today may include forward-looking statements. Actual results could differ materially from statements made today. Please refer to Sterling's most recent 10-K and 10-Q filings for a more complete description of risk factors that could affect these projections and assumptions.

The company assumes no obligation to update forward-looking statements as a result of new information, future events or otherwise.

Now, I'd like turn the call over to Joe Cutillo.
...
Joseph A. Cutillo
President, Chief Executive Officer & Director, Sterling Construction Co., Inc.
Thanks, Brad. Good morning, everyone. And thank you for joining our second quarter call. I'm sure by now you've heard multiple times from our peers how the weather has impacted their quarter. And unfortunately they were not alone. The severe weather conditions especially in the Texas market significantly hampered our ability to execute active heavy civil projects and delayed the start on multiple new ones. In addition to the challenges on the heavy civil side we incurred 30 down days in our residential business in Dallas. As much as we have tried to be conservative and plan for above normal rain days, we would have never included losing 30% of the quarter's total days in the forecast. As a result, we came in slightly lower than our expectations, but did not stop making significant progress in multiple areas during the quarter and still achieved a near flat year-over-year result.
For the quarter, our net income was $7.8 million versus a prior year of $8.2 million, with $10 million less revenue coming from our highest margin business. That $10 million of revenue would have delivered approximately $1.5 million of incremental net income, and the quarter would have gone from a slight miss to an exceed. Versus prior year, our SG&A was down over $2.5 million and our cash grew to $71.7 million. Our combined backlog hit an all- time high of over $1.2 billion, and more importantly, the margins in backlog hit a new record of 9.1%.

1-877-FACTSET www.callstreet.com                 Copyright © 2001-2019 FactSet CallStreet, LLC

We continue to stay on track to achieve our 2021 goal to have 50% or less of our revenue coming from our low bid, Heavy Highway business, as 43% of our revenues for the quarter came from other heavy civil activities. This is a critical part of our strategy focused on growing our bottom line while reducing our overall risk.

Our markets remained strong with the potential to become even stronger. The next transportation bill called the America's Transportation Infrastructure Act was just approved by the Senate Environmental (sic) [Environment] (00:03:40) and Public Works Committee. If approved by the whole Senate and passed as a bill, this legislation would increase the annual spend on highways and bridges by 17% and be policy through 2025, a full five year extension to the FAST Act that expires in October of 2020.

Now, let's move to the full year. Even with all the continued progress in the quarter and the great effort from our employees to claw back some of the lost days, the accumulated weather impact from both the first and second quarter and the delayed starts of new projects is causing us to temper our full year outlook. We now expect revenues to be between $1.10 billion and $1.25 billion and our net income to be between $27 million and $29 million. Even though this is not as high as we'd like to see, the midpoint of our guidance still represents a solid double digit net income growth over 2018 with record backlog and record margins going into 2020.

With that, I'd like to turn it over to Ron give you more details on the quarter and the full year. Ron?
...
Ronald A. Ballschmiede
Executive Vice President & Chief Financial Officer, Sterling Construction Co., Inc.
Thanks, Joe and good morning everybody. Let me take you through our second quarter 2019 operating results. Heavy civil construction backlog was $909 million at the end of the quarter compared to $851 million at the beginning of the year. Combined backlog, which includes our backlog and unsigned low bid awards totaled
$1,224 million with an overall combined backlog gross margin of 9.1%. This reflects the highest combined backlog together with the strongest combined backlog gross margin in Sterling's history.

Our heavy civil construction backlog book-to-burn factor was 144% for the second quarter of 2019 and was 114% for the first six months.

Our combined backlog book-to-burn factor was 106% and 120% for the second quarter and the first half of 2019 respectively. Just as a reminder, our backlog figures are comprised entirely of heavy civil construction projects.

Residential construction which recognizes revenues when concrete slabs are completed, accounted for approximately 14% of our second quarter 2019 revenues.

Total revenue for the second quarter of 2019 was $264 million, down $4.6 million or 2% from the prior year period. Heavy civil construction revenues grew $4.8 million or 2% over the prior year quarter. Residential construction revenues were $36 million, a decrease of 21% from the second quarter of 2018.

The increase in heavy civil construction revenues was driven by $26.7 million of additional revenue coming from fully controlled heavy highway work and increased aviation work. These increases were largely offset by lower
2019 revenue from two large construction joint venture projects which were substantially complete by the end of 2018.

Additionally, our heavy civil 2019 second quarter revenues were negatively impacted by abnormal inclement weather and delayed notices to proceed of components of our backlog.

The decrease in residential construction revenues was due to severe weather conditions in Texas with 30 unworkable days in the second quarter. These adverse weather conditions decreased slabs completed in the quarter by 23%.

As you likely saw in our earnings release, we completed an all-time record for slabs completed in July, once the

1-877-FACTSET www.callstreet.com                 Copyright © 2001-2019 FactSet CallStreet, LLC

weather returned to normal. Gross profit was $25.5 million in the quarter, a decrease of $5.6 million from the 2018 second quarter. Gross margin declined by 190 basis points to 9.7%. The decreased margin was driven by lower revenues from our highest margin residential construction segment and a lower margin mix of our heavy civil construction projects.

G&A expense for the second quarter of 2019 was $10.8 million compared to $13.2 million in the prior year quarter. The quarter-over-quarter decrease was primarily attributable to higher 2018 pre-bid activities for design build and other alternative heavy civil projects. As a percent of our revenues, second quarter 2019 G&A expense decreased to 4.1% or 80 basis points down from our comparable 2018 period.

Other operating expense for the second quarter of 2019 was $3.5 million, a decrease of $2.2 million from the comparable 2018 quarter. The decrease was primarily the result of lower Members' interest and earn out expenses. Our operating income for the second quarter of 2019 was $11.2 million, a decrease of $1 million from a comparable 2018 quarter. From an operating segment standpoint, residential construction accounted for approximately $700,000 of the quarter-over-quarter operating income decline with the balance attributable to heavy civil construction. Net interest expense for the second quarter of 2019 was $2.6 million, down from $2.9 million in the prior year period. Our second quarter of 2019 income tax expense increased $700,000 compared to
$100,000 in the prior year period. The increase reflects additional non-cash tax expense.

Finally, the second quarter 2019 non-controlling owners' interest declined by $900,000, reflecting the completion of the large construction joint venture projects in late 2018, which I mentioned earlier. The net effect of all these resulted in second quarter 2019 net income of $7.8 million and a net income per share of $0.29, compared to the prior year period net income of $8.2 million or $0.30 per diluted share. EBITDA for the trailing 12 months ended June 30, 2019, totaled $54.3 million, an increase of $50.3 million for the 12 months ended June 30, 2018.

Moving to our balance sheet, we ended the quarter with cash of $71.7 million, compared to $56.8 million at the end of the first quarter. Our debt net of cash was [ph] $6.8 (00:11:31) million at June 30, 2019. The components of our June 30, 2019, cash balance includes generally available cash of $52 million, the highest in recent years. The remaining $19.7 million of cash is attributable to our construction - consolidated 50% owned subsidiaries and construction joint ventures.

Consistent with our historical seasonal trends, we expect our consolidated cash balance to grow throughout the balance of the year and our cash flow from operating activities to approximate our full year operating income.

Finally, as Joe mentioned earlier, the inclement weather we experienced in the second quarter and delayed start of several heavy civil projects has caused us to temper our full year expectations.
To reiterate our revised full year 2000 (sic) [2019] (00:12:29) guidance, we expect revenues to be between $1.10 billion and $1.25 billion. The lower revenue guidance represents a $68 million midpoint-to-midpoint reduction from our previous guidance. Additionally, we expect our 2019 net income to be $27 million to $29 million compared to our prior net income guidance of $29 million to $32 million.

Our diluted weighted average common shares outstanding is expected to be approximately 26.7 million shares for 2019.

Now, I'll turn the call back to Joe.
...
Joseph A. Cutillo
President, Chief Executive Officer & Director, Sterling Construction Co., Inc.
Thanks, Ron. Even though the adverse weather in the quarter caused us to come in lower than our expectation, we come away very optimistic about the progress we've made as well as the outlook for the future. Our backlog remains in an all-time high with record average margins. Our free cash continues to grow as we diligently look for ways to lever it. Our residential business started the third quarter with a new record for number of slabs completed in a month, and we continue to make progress diversifying our business into adjacent markets outside the Heavy Highway space. When you take all of these factors into account, you see a Sterling that is stronger, more resilient and positioned for many years of success to come.

1-877-FACTSET www.callstreet.com                 Copyright © 2001-2019 FactSet CallStreet, LLC

With that, we'd be happy to take your questions.
...

QUESTION AND ANSWER SECTION

Operator: Thank you. At this time, we will be conducting a question-and-answer session. [Operator Instructions] Our first question today comes from Brent Thielman of D.A. Davidson. Please go ahead.
...
Brent Thielman
Analyst, D. A. Davidson & Co.
Great, thanks. Good morning.
...
Joseph A. Cutillo
President, Chief Executive Officer & Director, Sterling Construction Co., Inc.
Good morning.
...
Ronald A. Ballschmiede
Executive Vice President & Chief Financial Officer, Sterling Construction Co., Inc.
Good morning.
...
Brent Thielman
Analyst, D. A. Davidson & Co.
Question on some of the larger civil jobs, where it sounds like start-up has shifted a bit to the right. I guess, is the cause of the delay simply weather or there are any other kind of factors involved there?
...

Joseph A. Cutillo
President, Chief Executive Officer & Director, Sterling Construction Co., Inc.
Yeah. There is no factors that worry us about the jobs not getting released or anything like that if that's part of the question, really related to weather delays. You can imagine before we can get started on jobs, there's things like utilities that have to be moved, the write away, so there is a whole bunch of activities that generally take place. So the days that we're not working, generally those activities aren't taking place as well. So we saw a couple of jobs get pushed out for that. We did have a job in Hawaii that is pushed for some design change issues that they're working on and [indiscernible] (00:15:51) Hawaii and the design changes caused the job to then get pushed into the bird mating season, which then pushes it out another three months, right? So it is what it is and we'll continue to progress with it, but those are the kind of things that we saw in the quarter.
...
Brent Thielman
Analyst, D. A. Davidson & Co.
Okay. Thanks, Joe. And then, the gross margin improvement in backlog, how much do you attribute to the, I guess, the shift in the type of work you're bidding maybe versus what just looks like busier environment in general in terms of bid activity?
...
Joseph A. Cutillo
President, Chief Executive Officer & Director, Sterling Construction Co., Inc.
Yeah, I'll let Ron help out on this, but I'll give you a couple different categories. We certainly see a lift as we continue to migrate the backlog to less Heavy Highway, low bid projects and the heavy civil other. The other thing that's helping us is even within Heavy Highway, part of our strategic initiative and predominantly in the

1-877-FACTSET www.callstreet.com                 Copyright © 2001-2019 FactSet CallStreet, LLC

Rocky Mountain areas is we're going to alternative delivery projects, so CMGC design builds, those tend to provide better margins than the traditional eight people at the bid table and the lowest bid takes it home that day. We can add a lot more value to the end customer and as a result manage the projects more effectively and efficiently and make higher margins. So those two things are what's really driving it. We've seen slight upticks in what I'll call market-driven pricing but the dominant share of what's driving it would fall under those two categories. Ron, do you have anything to add to that?
...
Ronald A. Ballschmiede
Executive Vice President & Chief Financial Officer, Sterling Construction Co., Inc.
No, I think those are the two keys and I think the alternative delivery work that one of those jobs in slipping a bid is still in our combined backlog, it's two-thirds of our unsigned. That is still in the design side and when it ramps up, it'll be either late this year - late in the back quarters or maybe pushed into 2020 when it really starts going in. But it's making good progress to cross the finish line and we're also making pretty good project - progress on the
$100 million project we announced that started later in the second quarter but earlier than we thought. But it's going and going full board at this point in time.
...
Joseph A. Cutillo
President, Chief Executive Officer & Director, Sterling Construction Co., Inc.
Yeah. And, Brent, just to add a little bit broader than that, one of the things that we - it really took away as a positive from the quarter is - Tealstone had a rough quarter with all the rain in Dallas, nothing they could do about it. They clawed back some of it, they had a great recovery. But the really important part of that message is their margins remained fundamentally the same. So as we continue to broaden the mix of our portfolio of products, we're trying to not only raise the margin but also take out some of this vulnerability or variation from month on month, quarter to quarter in it and - to help just smooth that out.

Ronald A. Ballschmiede
Executive Vice President & Chief Financial Officer, Sterling Construction Co., Inc.
And I would add on too, we tend to associate Tealstone just with the residential business, but they have a nice commercial business predominantly in Texas who had the same weather day challenges as our residential business had. So that certainly didn't help the heavy civil side grow by what we thought it would grow in the quarter.
...
Brent Thielman
Analyst, D. A. Davidson & Co.
Okay, that's helpful. I guess my other question would just be, could you talk about the progress on the Houston rollout and how additive you think that could be this year and are we starting to gain some visibility yet to 2020 or is a bit too soon?
...
Joseph A. Cutillo
President, Chief Executive Officer & Director, Sterling Construction Co., Inc.
Yeah, it's a little hard on 2020. It's kind of that we're in the chicken and the egg get worked [indiscernible] (00:19:44) get worked in [indiscernible] (00:19:44), but I would tell you, Houston in the quarter had the same fundamental issues as Dallas had, we had [ph] run rate (00:19:52). However, in the month of July, part of that record, we poured 60 slabs in Houston in that one month, which is I believe the most we've done in a particular month. So we're continuing to see that ramp up. We're still very optimistic on the Houston market consistent with everything we've said. It's just - it's getting that ramp up and that consistency to continue to add crews.
...
Brent Thielman
Analyst, D. A. Davidson & Co.
Okay. Great. I'll pass it on. Thank you.
...

1-877-FACTSET www.callstreet.com                 Copyright © 2001-2019 FactSet CallStreet, LLC

Joseph A. Cutillo
President, Chief Executive Officer & Director, Sterling Construction Co., Inc.
Thanks, Brent.
...

Operator: The next question is from Tahira Afzal of KeyBanc. Please go ahead.
...
Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.
Hi, team. This is Sean on for Tahira today. First question for me is just - just hoping to get an update on the prospect pipeline outside of Texas in heavy civil and then also maybe specifically outside of Heavy Highway, just kind of what you're seeing over the next couple quarters? And maybe just to tie together, how you're expecting backlog to trend through to the end of 2019?
...
Joseph A. Cutillo
President, Chief Executive Officer & Director, Sterling Construction Co., Inc.
Yeah. Welcome back, Sean. We don't see any significant changes one way or the other. The markets have been very stable, very consistent. The highway market remains robust. We think that - I've got a - unfortunately, I've got a call later this afternoon on this new highway bill, so I'll know a lot more tomorrow than I know today. But we're very optimistic with this year going into 2020. We're starting to see budgets of DOTs going into next year
[indiscernible] (00:21:36) remember their fiscal year ends in September. Everything looks very strong going into next year on the highway side. Aviation side is - continues to grow and expand. The aviation bill that was passed at the end of last year has continued to drive more and more aviation projects. So that market looks very robust for us. The residential side is just very consistent right now. We're kind of just plugging away. Weather is our biggest issue there.

There's all kinds of buzz in the news and in the markets, housing is slowing down and all that. We saw the interest rates drop last week. We've been kind of status quo I'll call it and steady as we go with it and we're hoping to see a boost from some of the recent activity. So, I think our backlog should continue to grow slightly through the back half of the year. The thing they could change that to some degree is if a big project kicked off a little earlier, we burden before we filled back with some other projects, but we don't see any significant change from what I'll call the historical track and run rates through the rest of this year.
...
Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.
Okay, great. And then on the residential side, it looks like you guys were able to maintain a pretty good margin in the second quarter despite the weather dislocation. So, I'm just kind of wondering how you guys manage that.
And then based on how Houston is building out, I'm just wondering how we should be thinking about the residential margin progression from this kind of high 13% level we've been seeing?
...
Joseph A. Cutillo
President, Chief Executive Officer & Director, Sterling Construction Co., Inc.
Yeah. Well, first I hope that - I don't know that a lot of people believed us when we said that what we really liked about the Tealstone model was the subcontract element of it and the ability to maintain margins when you see a little bit of a downturn. We had a quarter downturn not because of the market, but because of weather and I think we showed first hand that that is in fact true. It goes back to the model, Sean, where the labor piece - the majority of the labor pieces the Tealstone business is subcontracted. So if we're not pouring, we're not paying and we pay them by the square foot. So when they get back to work, they're going to work increased hours to get stuff out, it does not cost us the premium. We really like that subcontract model and this is exactly what. The margins, as we go into Houston, you certainly have some start-up costs and a little bit of inefficiencies and ineffectiveness in a new market. Those margins are a little lower than the Dallas markets, they'll continue to

1-877-FACTSET www.callstreet.com                 Copyright © 2001-2019 FactSet CallStreet, LLC

inch up. But I say over time the margins are going to be relatively consistent with where they are plus or minus call it 0.5 point or something like that. I don't see any major movements in there. Now someday, we all know the housing market will slow down. I'm sure we'll see some pressure on pricing and that sort of stuff, but we hope not to see that for a long period of time.
...
Ronald A. Ballschmiede
Executive Vice President & Chief Financial Officer, Sterling Construction Co., Inc.
And I would add even in the - the subcontractors are pretty easy to describe. A good portion of our salaried workforce that are out in the field are performance-based pay. Unfortunately, it's hard for them to give a lot of performance when it's raining. And that's what you're seeing in some of the variable margins staying very small fixed cost. It just puts along right at that consistent operating income of 13 plus or minus a point - by less than a point actually and we like that. It really drives great behavior in both our internal people and our subcontractors to be as efficient as they can both on the material side and on the labor side.
...
Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.
Very helpful. I guess lastly, is this kind of Tealstone labor flex what we saw on the SG&A line this quarter, because relative to our model that kind of SG&A leverage saved the day and the quarter to an extent. So I just wanted to understand what we saw there?
...
Ronald A. Ballschmiede
Executive Vice President & Chief Financial Officer, Sterling Construction Co., Inc.
No. Most of that cost that we talk about on Tealstone is up in the gross profit and just falls down. The big factor was, last year we were working on three pretty significant large projects. One of them is in backlog, one of them is in combined and one is still out there hoping to be added to our backlog. We still have some work going on, but not peeking out actually and there is one more that we're working on - in - outside of the Rocky Mountains. So those tend to be lumpy and we tend to spend a fair amount of money on getting those cross the finish line. So, we just didn't have a whole lot of that, we still have one out there that we're working on to get across the finish line.
But last year, we saw the perfect storm, good news is we're working on four at once to get across the finish line as opposed to right now we have a couple in there.
...
Joseph A. Cutillo
President, Chief Executive Officer & Director, Sterling Construction Co., Inc.
Yeah, generally, we would see - if we saw one a quarter that would be a lot for us. It was just timing of several of them maybe get the same time last year.
...
Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.
Got it, really helpful. Thanks so much for the time.
...
Joseph A. Cutillo
President, Chief Executive Officer & Director, Sterling Construction Co., Inc.
Thanks, Sean.
...

Operator: There are no additional questions at this time. I would like to turn the call back to Joe Cutillo for closing remarks.
...

1-877-FACTSET www.callstreet.com                 Copyright © 2001-2019 FactSet CallStreet, LLC

Joseph A. Cutillo
President, Chief Executive Officer & Director, Sterling Construction Co., Inc.
Thanks, Brad. Thanks again, everyone for joining our call today. If you have any follow-up questions or wish to schedule a call, please refer to the contact information provided in the press release associated with our Investor Relations Group at Sterling or our partners at The Equity Group. Thank you, everybody and have a great day.
...

Operator: This concludes today's conference. You may disconnect your lines at this time. Thank you for your participation.

Disclaimer
The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a complete or error-free statement or summary of the available data. As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investor. This report is published solely for information purposes, and is not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security in any state where such an offer or solicitation would be illegal. Any information expressed herein on this date is subject to change without notice. Any opinions or assertions contained in this information do not represent the opinions or beliefs of FactSet CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein.

THE INFORMATION PROVIDED TO YOU HEREUNDER IS PROVIDED "AS IS," AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FactSet CallStreet, LLC AND ITS LICENSORS, BUSINESS ASSOCIATES AND SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SAME, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, AND NON-INFRINGEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER FACTSET CALLSTREET, LLC NOR ITS OFFICERS, MEMBERS, DIRECTORS, PARTNERS, AFFILIATES, BUSINESS ASSOCIATES, LICENSORS OR SUPPLIERS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR REVENUES, GOODWILL, WORK STOPPAGE, SECURITY BREACHES, VIRUSES, COMPUTER FAILURE OR MALFUNCTION, USE, DATA OR OTHER INTANGIBLE LOSSES OR COMMERCIAL DAMAGES, EVEN IF ANY OF SUCH PARTIES IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES, ARISING UNDER OR IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN OR ANY OTHER SUBJECT MATTER HEREOF.
The contents and appearance of this report are Copyrighted FactSet CallStreet, LLC 2019 CallStreet and FactSet CallStreet, LLC are trademarks and service marks of FactSet CallStreet, LLC. All other trademarks mentioned are trademarks of their respective companies. All rights reserved.

1-877-FACTSET www.callstreet.com                 Copyright © 2001-2019 FactSet CallStreet, LLC